Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
to Tender Shares of Common Stock
of
Cartesian, Inc.
a Delaware corporation
at
$0.40 Net Per Share
Pursuant to the Offer to Purchase
dated April 10, 2018
by
Cartesian Holdings, Inc.
a wholly owned direct subsidiary of
Cartesian Holdings, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON MAY 11, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

The Depositary and Information Agent for the Offer is:

If delivering via a USPS Service:	If delivering via UPS, Fedex or Overnight Courier:

Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

Questions:
Toll Free: (855) 793-5068
Email: shareholder@broadridge.com

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) the certificates representing tendered shares of common stock, par value $0.005 per share, of Cartesian, Inc. and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Broadridge Corporate Issuer Solutions, Inc., the depositary for the Offer (the “Depositary”), or (ii) the procedure for delivery by book-entry transfer cannot be completed, in each case by the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or mailed to the Depositary and must include a guarantee by an Eligible Institution in the form set forth below.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITORY.

Ladies and Gentlemen:

The undersigned hereby tenders to Cartesian Holdings, Inc., a Delaware corporation, a wholly owned direct subsidiary of Cartesian Holdings, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 10, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, shares of common stock, par value $0.005 per share, of Cartesian, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)

If delivery will be by book-entry transfer:

Name of Tendering Institution
(Zip Code)

Account Number	(Area Code and Telephone Number)

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) the delivery to the Depositary of the certificates for all such tendered Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or, in the case of Shares held of record in book-entry form, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and any other required documents, all within three (3) trading days of the date hereof. For the purpose of the foregoing, a trading day is any day on which the OTCQB Marketplace is open for business.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name) (Please Print)

(Area Code and Telephone Number)

Dated:

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.